UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 12, 2011
Harsco Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-3970	23-1483991

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (717) 763-7064
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     Harsco Corporation (the “Company”) recommends that the Company’s stockholders vote “FOR” proposal three (the advisory vote on the compensation of the Company’s named executive officers or the “Say-on-Pay Proposal”) at the Company’s 2011 Annual Meeting of Stockholders. In further support of this recommendation, the Company has prepared the stockholder presentation filed as Exhibit 99.1 hereto and incorporated herein by reference (the “Presentation”), which Presentation is expected to be utilized by certain Company employees between the date of this Current Report on Form 8-K and the date of the Company’s 2011 Annual Meeting of Stockholders, currently scheduled to be held on April 26, 2011, in communications with and the solicitation of votes from certain stockholders of the Company regarding the Say-on-Pay Proposal.
     As further explained in the Presentation, for the following reasons, the Company recommends that its stockholders vote “FOR” the Say-on-Pay Proposal:
•	Institutional Shareholder Services, or ISS, has recommended a vote “against” the Say-on-Pay Proposal based on incorrect analysis of the relationship between the Company’s pay and its performance;

•	Glass Lewis and Egan-Jones, two other proxy advisory services, have recommended that the Company’s stockholders vote “FOR” the Say-on-Pay Proposal;

•	The Company clearly demonstrates in the Presentation that annual performance-based bonuses and performance-based long-term incentive equity awards do not pay out when pre-established performance targets are not achieved; and

•	The Company’s Compensation Committee is actively involved in managing pay-for-performance and has restricted compensation while supporting the steps the Company’s management has taken to improve the performance of the Company.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Stockholder Presentation Entitled “Named Executive Officer Compensation Advisory Vote”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION
By:	/s/ Mark E. Kimmel
	Name:	Mark E. Kimmel
	Title:	Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Date: April 12, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.1	Stockholder Presentation Entitled “Named Executive Officer Compensation Advisory Vote”